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                                                                    Exhibit 23.2


                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 16, 1999, except as to paragraph five of note 9 as originally presented in the financial statements for the year ended December 31, 1998, which is as of March 1, 1999, relating to the consolidated statement of operations, of stockholders' equity, and of cash flows of Allen Telecom Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658 and 2-99919, 333-51739,
333-68369 and 333-80913) and the related Prospectuses of Allen Telecom Inc. of our report dated February 16, 1999, except as to paragraph five of note 9 as originally presented in the financial statements for the year ended December 31, 1998, which is as of March 1, 1999, relating to the consolidated statement of operations, of stockholders' equity, and of cash flows and financial statement schedule of Allen Telecom Inc., which appears in the Allen Telecom Inc. 2000 Report on Form 10-K. We also consent to the references to us under the heading "EXPERTS" in such Registration Statements and Prospectuses.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Cleveland, Ohio
February 13, 2002